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                                  EXHIBIT 23.2

                        INDEPENDENT ACCOUNTANTS' CONSENT





We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2001, related to the financial statements of CTI Group (Holdings) Inc. appearing in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2000.





/s/ BKD LLP

Indianapolis, Indiana
November 26, 2002